Synergy Brands reports third quarter results

Three Months ended September 30, 2007

o        Reports record Profit 4 cents vs. a loss of 8 cents per share.
o        Revenues increased to $20.2 million
o        Operating Profit increased by 465% to $962,000
o        EBITDA rises by 277% to $1.45 million.
o        PHS Group reported record results

Nine Months ended September 30, 2007

o        Revenues increase by 21% to $59.6 million
o        Operating profit increased nearly 10 fold to $1.9 million
o        EBITDA doubled to $2.9 million
o        Net profit increased to 3 cents vs. a loss of 27 cents.

         Syosset, NY, November 12, 2007 - Synergy Brands, Inc. (NASDAQ:SYBR)

     Results of operations for the three months ended September 30, 2007 as compared to the three months ended September 30, 2006:

     Revenues increased by 9% to $20.2 million for the three months ended September 30, 2007, as compared to $18.6 million for the same period in the prior year. The largest percentage increase was in the Company's grocery and HBA operations conducted through its wholly owned subsidiary PHS Group. The Company's grocery operation continued to develop additional vendor relationships in the grocery and HBA businesses as well as to expand its Private Label and Branded programs. Gross profit increased by 122% to $2.9 million for the period as compared to $1.3 million for the comparable prior period. Operating profit increased nearly 6 fold to $962,000 as compared to $170,000 in the prior period. A major contributing factor to the improvement has been the consistent growth of PHS Group and increased sales of baking mix products to national chains, which resulted in Synergy Brands reporting a record quarterly net profit of $362,000 as compared to a loss of $442,000 for the comparable period.

     Other operations including cigar operations, discontinued operations and minority interest in travel, accounted for less then 2% of the Company's overall business. The Company continues to explore strategic opportunities for its non-core businesses, which include the Cigar operation and minority stake in its travel business.

     PHS GROUP

     PHS increased its revenues by 9% to $19.8 million for three months ended September 30, 2007 as compared to $18 million for the similar period in the prior year. The increase in PHS business is attributable to the further development of a private label grocery program designed to sell proprietary products, more specifically in the baking mix and spice markets, to national chains located in the United States and Canada, and organic growth in sales to its customers in the Northeastern Section of the United States. Several PHS vendors created special packaging with promotional pricing that enabled PHS to widen its profit margin. The Company utilized special promotions as well as newly introduced product lines featuring Folgers, Clorox, Kimberley Clark, Duracell, unique branded ethnic products and Gillette products, among others, with unique retail display features, that PHS has been able to strongly promote during FY 2007 as opposed to marketing those products for normal replenishment. PHS is also developing proprietary packaging for national chains in the baking mix, prepared foods and spice retail sectors to be displayed in unique planograms. The Company believes that promotional displays allow PHS to sell what the Company considers better mixes of product as well as to introduce new items in combination with regularly stocked items. As long as the Company maintains or expands its vendor relationships, management believes that it can continue to improve its operating results.

     Operating profit for PHS Group increased to $1.5 million from $592,000 while net profit increased to $1 million from $266,000 for the same period. The Company has been able to achieve profitability through increased sales and wider profit margins generated by higher vendor rebates and gross profit generated by private label sales. The wider profit margins have been achieved through a diversification of the business from wholesale distribution to direct store deliveries and co-packing private label baking mixes and spices. PHS has been able to leverage its warehouse logistics into efficient distribution of private label products, both domestic and through importation.

Results of operations:

     The table below summarizes the results of operations of Synergy Brands Inc. by operating segments for the nine-month and three months ended September 30, 2007 as compared to the nine months and three months ended September 30, 2006.

     PHS Group is the company's largest operating segment and represents Grocery and HBA operations. B2C represents the Company's retail and online operations, which include premium cigars and HBA products. The operating data represents the core performance of the Company without corporate expenses, which include regulatory cots and financial reporting costs, as well as oversight of the operating segments.

SEGMENT INFORMATION OF OPERATING
BUSINESSES


                                                                                 TOTAL                     TOTAL
                                  PHS GROUP    CHANGE      B2C     CHANGE     OPERATING    CHANGE     CONSOLIDATED       CHANGE
    9 months ended 9/30/07
 Revenue                          $58,354,145     22.28%$1,254,836   -13.19%  $59,608,981     21.24%      $59,608,981         21.24%
 Gross Profit                      $5,803,742     88.89% $349,777    -20.18%   $6,153,519     75.27%       $6,153,519         75.27%
 SG&A                              $2,344,320     51.30% $520,293     -3.21%   $2,864,613     37.26%       $3,949,199         26.15%
 Operating Profit (loss)           $3,251,541    114.74%($266,129)    22.79%   $2,985,412    130.09%       $1,894,757        956.17%
 Net Profit (loss) from continuing $1,981,926    210.64% $266,316     19.58%   $1,715,610    313.11%         $263,317        122.91%
  operations
 Per Share continuing operations        $0.23             ($0.03)                   $0.21                       $0.03
 Non Cash Charges                    $207,881   2235.22%  $99,790    -19.26%     $307,671    132.22%         $558,435         18.15%
 Financing & Dividend Charges      $1,264,120     44.97%       $0              $1,264,120     44.97%       $1,989,311         27.17%
 Income Tax Expense                    $5,253    100.00%                           $5,253    100.00%          $53,324         21.26%
 EBITDA                            $3,459,180    127.74%($166,526)   -67.99%   $3,292,654    131.91%       $2,864,387        207.55%
 Per Share                              $0.40             ($0.03)                   $0.37                       $0.32
 Net loss from discontinued
operations                                                                                                   ($32,282)       -80.70%
 Per share discontinued operations                                                                              $0.00
 Net profit (loss) attributable to
shareholders                                                                                                 $231,035        117.54%
 Per Share                                                                                                     $0.03

    9 months ended 9/30/06
 Revenue                           $47,720,070           $1,445,571            $49,165,641                $49,165,641
 Gross Profit                       $3,072,591            $438,189              $3,510,780                 $3,510,780
 SG&A                               $1,549,490            $537,574              $2,087,064                 $3,130,460
 Operating Profit (loss)            $1,514,199           ($216,727)             $1,297,472                   $179,399
 Net Profit (loss) from continuing    $638,005           ($222,716)               $415,289                ($1,149,591)
    operations
 Per Share continuing operations         $0.13             ($0.05)                   $0.09                    ($0.24)
 Non Cash Charges                       $8,902            $123,588                $132,490                  $472,641
 Financing & Dividend Charges         $871,995                                    $871,995                $1,564,329
 Income Tax Expense                                                                                          $43,976
 EBITDA                             $1,518,902           ($99,128)              $1,419,774                  $931,355
 Per Share                               $0.32
                                                            (0.02)                   $0.30                     $0.20
 Net loss from discontinued
operations                                                                                                 ($167,239)
 Per share discontinued operations                                                                            ($0.03)
 Net loss attributable to
shareholders                                                                                             ($1,316,830)
 Per Share                                                                                                    ($0.27)


SEGMENT INFORMATION OF OPERATING
BUSINESSES


                                                                                 TOTAL                     TOTAL
                                   PHS GROUP    CHANGE      B2C     CHANGE     OPERATING    CHANGE     CONSOLIDATED       CHANGE
    3 months ended 9/30/07
 Revenue                           $19,786,826      9.44% $415,039    -21.43%  $20,201,865      8.57%      $20,201,865         8.57%
 Gross Profit                       $2,755,191    145.88% $111,096    -33.76%   $2,866,287    122.49%       $2,866,287       122.49%
 SG&A                               $1,062,776    102.14% $172,992     -2.60%   $1,235,768     75.69%       $1,681,685        56.58%
 Operating Profit (loss)            $1,491,776    151.96%($81,936)     67.22%   $1,409,840    159.61%         $961,900       464.56%
 Net Profit (loss) from continuing    $993,351            $81,927)
operations                                        273.05%(             57.27%     $911,424    325.53%         $375,605       212.57%
 Per Share continuing operations         $0.11             ($0.01)                   $0.10                       $0.04
 Non Cash Charges                     $200,639   7249.41%  $20,040    -51.35%     $220,679    402.39%         $341,344       212.19%
 Financing & Dividend Charges         $496,057     52.90%                         $496,057     52.90%         $725,751        20.36%
 Income Tax Expense                     $5,253    100.00%                           $5,253    100.00%           $6,106         0.96%
 EBITDA                             $1,695,300    185.67%($61,887)    467.98%   $1,633,413    180.39%       $1,448,806       276.60%
 Per Share                               $0.18             ($0.01)                   $0.17                       $0.15
 Net loss from discontinued
operations                                                                                                    ($13,206)      -87.81%
 Per share discontinued operations                                                                               $0.00
 Net Profit (loss) attributable to
shareholders                                                                                                  $362,399       181.99%
 Per Share                                                                                                      $0.04

    3 months ended 9/30/06
 Revenue                           $18,079,537            $528,270             $18,607,807                 $18,607,807
 Gross Profit                       $1,120,563            $167,723              $1,288,286                  $1,288,286
 SG&A                                 $525,773            $177,609                $703,382                  $1,074,039
 Operating Profit (loss)              $592,060           ($49,000)                $543,060                    $170,380
 Net Profit (loss) from continuing    $266,278           ($52,092)                $214,186                  ($333,674)
    operations
 Per Share continuing operations         $0.04             ($0.01)                   $0.03                     ($0.06)
 Non Cash Charges                       $2,730             $41,196                 $43,926                    $109,340
 Financing & Dividend Charges         $324,438                                    $324,438                    $602,997
 Income Tax Expense                                                                                             $6,048
 EBITDA                               $593,446           ($10,896)                $582,550                    $384,711
 Per Share                               $0.12             ($0.00)                   $0.12                       $0.07
 Net loss from discontinued
operations                                                                                                   ($108,306)
 Per share discontinued operations                                                                              ($0.02)
 Net loss attributable to
shareholders                                                                                                 ($441,980)
 Per Share                                                                                                      ($0.08)


Synergy Brands Related Links:

     For the full 10Q and 10-K filings please visit www.sybr.com, for Cigar sites visit www.cigargold.com and www.cigarsaroundtheworld.com; for hair care products visit www.BeautyBuys.com; for Interline Travel visit www.perx.com.


Forward-looking statements:

     This press release and Company review and assumptions made regarding the financial figures and other information, referenced and presented, state and reflect assumptions, expectations, projections, intentions and/or beliefs about past and future events that are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1994. You can identify these statements by the fact that they do not relate to historical or current facts. They use words such as "anticipate", "estimate", "project", "forecast", "may", "will", "should", "expect", "assume", "believe" and other derivations thereof and other words of similar meaning. In particular these include, but are not limited to, statements reflecting the projected business activities and goals, revenues, earnings, non-GAAP measures of operations, profit and loss of the Company and associated costs. Any or all of the Company's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Comparable GAAP compliant figures are presented herein to EBITDA numbers stated. For a description of many of these risks and uncertainties, please refer to the Company's filings with the U.S. Securities & Exchange Commission (ww.sec.gov) including Forms 10K and 10Q that can be found at www.sybr.com .

Contact: Beverly Jedynak
                  Martin E. Janis & Company, Inc.
                  312-943-1100 ext. 12
                  bjedynak@janispr.com